Exhibit 10.4

INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT

by and among

FEDEX CORPORATION,

FEDERAL EXPRESS CORPORATION,

FEDEX DATAWORKS, INC.

and

FEDEX FREIGHT HOLDING COMPANY, INC.

Dated as of [•], 2026

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1	General	1
Section 1.2	References; Interpretation	4

ARTICLE II

GRANTS OF RIGHTS

Section 2.1	License to RemainCo Licensed IP	4
Section 2.2	License to SpinCo Licensed IP	4
Section 2.3	Sublicenses	5
Section 2.4	Third-Party Rights	5
Section 2.5	Reservation of Rights	5

ARTICLE III

OWNERSHIP

Section 3.1	Ownership	5

ARTICLE IV

PROSECUTION, MAINTENANCE AND ENFORCEMENT

Section 4.1	Responsibility and Cooperation	6
Section 4.2	No Additional Obligations	6
Section 4.3	Defense and Enforcement	6

ARTICLE V

DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

Section 5.1	Disclaimer of Representations and Warranties	7
Section 5.2	Limitation of Liability	7
Section 5.3	Limited Liability Exclusions	7

ARTICLE VI

CONFIDENTIALITY

Section 6.1	Confidential Information	8

i

ARTICLE VII

TERM

Section 7.1	Term	8

ARTICLE VIII

MISCELLANEOUS

Section 8.1	Conflicting Agreements	9
Section 8.2	Assignment	9
Section 8.3	No Third Party Beneficiaries	9
Section 8.4	Bankruptcy	9
Section 8.5	Disputes	10
Section 8.6	Notices	10
Section 8.7	Miscellaneous	11

ii

SCHEDULES

Schedule A – RemainCo Licensed Patents	A-1

Schedule B – SpinCo Licensed Patents	B-1

iii

INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT

INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT (this “Agreement”), dated as of [●] (the “Effective Date”), is entered into by and among, on the one hand, FedEx Corporation, Federal Express Corporation and FedEx Dataworks, Inc. (each a Delaware corporation and collectively referred to herein as “RemainCo”), and, on the other hand, FedEx Freight Holding Company, Inc., a Delaware corporation (“SpinCo”). Each of RemainCo and SpinCo is sometimes referred to herein as a “Party” and collectively, as the “Parties.” Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Separation and Distribution Agreement, dated as of [the date hereof], by and between FedEx Corporation and SpinCo (the “Separation Agreement”).

W I T N E S S E T H:

WHEREAS, FedEx Corporation and SpinCo entered into the Separation Agreement;

WHEREAS, the Separation Agreement contemplates that RemainCo and SpinCo will execute this Agreement, and this Agreement is being entered into by the Parties to satisfy the requirements described therein;

WHEREAS, as of and following the consummation of the transactions contemplated by the Separation Agreement, each Party and its Affiliates will have rights to certain Intellectual Property related to the other Party’s business; and

WHEREAS, in connection with the Separation Agreement, RemainCo wishes to grant to SpinCo, and SpinCo wishes to grant to RemainCo, a license and other rights to certain of such Intellectual Property, in each case, as and to the extent set forth herein.

NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1        General. As used in this Agreement (including the recitals hereof), the following terms shall have the following meanings:

(1)            “Affiliate” means, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For the purposes of this definition, “control” (including the terms “controlled by” and “under common control with”), when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise. It is expressly agreed that no Party or member of either Group shall be deemed to be an Affiliate of the other Party or member of such other Party’s Group solely by reason of having one or more directors in common or by reason of having been under common control of RemainCo or RemainCo’s stockholders prior to, or in case of SpinCo’s stockholders, after the Effective Time.

(2)            “Agreement” has the meaning set forth in the Preamble to this Agreement.

(3)            “Control” means, with respect to any Intellectual Property, (i) such Intellectual Property is owned by the applicable Person, and (ii) such Person has the ability to grant a license or other rights in, to or under such Intellectual Property on the terms and conditions set forth herein without violating any Contract entered into as of or prior to the Effective Date between such Person or any of its Affiliates, on the one hand, and any Third Party, on the other hand, or any applicable Law.

(4)            “Copyrights” mean copyrightable works, copyrights (including in product label or packaging artwork or templates), moral rights, mask work rights, database rights and design rights, in each case, whether or not registered, and registrations and applications for registration thereof.

(5)            “Effective Date” has the meaning set forth in the Preamble to this Agreement.

(6)            “Know-How” means all confidential or proprietary information, including trade secrets, know-how and technical data, including any that comprise financial, business, scientific, technical, economic or engineering information and instructions, including any confidential or proprietary raw materials, material lists, raw material specifications, manufacturing or production files or specifications, plans, drawings, blueprints, design tools, quality assurance and control procedures, simulation capability, research data, manuals, compilations, reports, including technical reports and research reports, analyses, formulas, formulations, designs, prototypes, methods, techniques, processes, rights in research, development, manufacturing, financial, marketing and business data, pricing and cost information, customer and supplier lists and information, procedures, inventions and invention disclosure documents, in each case, other than published Patents.

(7)            “Licensed IP” means (i) with respect to the licenses granted to RemainCo hereunder, the SpinCo Licensed IP, and (ii) with respect to the licenses granted to SpinCo hereunder, the RemainCo Licensed IP.

(8)            “Licensee” means (i) SpinCo, with respect to the RemainCo Licensed IP, and (ii) RemainCo, with respect to the SpinCo Licensed IP.

(9)            “Licensor” means (i) SpinCo, with respect to the SpinCo Licensed IP, and (ii) RemainCo, with respect to the RemainCo Licensed IP.

(10)          “Party” has the meaning set forth in the Preamble to this Agreement.

(11)          “Patent” means patents, patent applications (including patents issued thereon) and statutory invention registrations, patents of importation, certificates of addition, design patents and utility models, including reissues, divisionals, continuations, continuations-in-part, extensions, renewals and reexaminations thereof.

(12)          “RemainCo” has the meaning set forth in the Preamble to this Agreement.

(13)          “RemainCo Licensed Copyrights” means any and all Copyrights and Software (to the extent Controlled by RemainCo or its Affiliates as of the Effective Date) used or held for use in the SpinCo Business, as of the Effective Date; provided that the RemainCo Licensed Copyrights exclude any and all (i) Know-How and (ii) Copyrights to the extent comprising any of the Licensed Trademarks (as defined in the Trademark License Agreement).

(14)          “RemainCo Licensed IP” means the RemainCo Licensed Patents, RemainCo Licensed Know-How and RemainCo Licensed Copyrights.

(15)          “RemainCo Licensed Know-How” means any and all Know-How (to the extent Controlled by RemainCo or its Affiliates as of the Effective Date) used or held for use in the SpinCo Business, as of the Effective Date; provided that the RemainCo Licensed Know-How excludes any and all Copyrights.

(16)          “RemainCo Licensed Patents” means any and all: (i) Patents that are set forth on Schedule A (to the extent Controlled by RemainCo or its Affiliates as of the Effective Date), (ii) to the extent Controlled by RemainCo or its Affiliates as of or following the Effective Date, continuations, divisionals, renewals, provisionals, continuations-in-part, patents of addition, restorations, substitutions, extensions, supplementary protection certificates, reissues and reexaminations of, and all other Patents that claim priority to, from or form the basis for priority with, any Patents described in the foregoing clause (i), and foreign equivalents thereof, in each case, solely to the extent the claims of such items described in this clause (ii) are supported by any Patents described in the foregoing clause (i), and (iii) Patents owned by RemainCo or its Affiliates that are filed after the Effective Date to the extent based on RemainCo Licensed Know-How.

(17)          “Separation Agreement” has the meaning set forth in the Preamble to this Agreement.

(18)          “Software” shall mean all computer programs (whether in source code, object code, or other form), software implementations of algorithms, and related documentation, including flowcharts and other logic and design diagrams, technical, functional and other specifications, and user and training materials to the extent related to any of the foregoing.

(19)          “SpinCo” has the meaning set forth in the Preamble to this Agreement.

(20)          “SpinCo Licensed Copyrights” means any and all Copyrights (to the extent Controlled by SpinCo or its Affiliates as of the Effective Date) used or held for use in the RemainCo Business, as of the Effective Date; provided that the SpinCo Licensed Copyrights exclude any and all (i) Know-How and (ii) Copyrights to the extent comprising any of the Licensed Trademarks (as defined in the Trademark License Agreement).

(21)          “SpinCo Licensed IP” means the SpinCo Licensed Patents, SpinCo Licensed Know-How and SpinCo Licensed Copyrights.

(22)          “SpinCo Licensed Know-How” means any and all Know-How (to the extent Controlled by SpinCo or its Affiliates as of the Effective Date) used or held for use in the RemainCo Business, as of the Effective Date; provided that the SpinCo Licensed Know-How excludes any and all Copyrights.

(23)          “SpinCo Licensed Patents” means any and all: (i) Patents that are set forth on Schedule B (to the extent Controlled by SpinCo or its Affiliates as of the Effective Date), (ii) to the extent Controlled by SpinCo or its Affiliates as of or following the Effective Date, continuations, divisionals, renewals, provisionals, continuations-in-part, patents of addition, restorations, substitutions, extensions, supplementary protection certificates, reissues and reexaminations of, and all other Patents that claim priority to, from or form the basis for priority with, any Patents described in the foregoing clause (i), and foreign equivalents thereof, in each case, solely to the extent the claims of such items described in this clause (ii) are supported by any Patents described in the foregoing clause (i), and (iii) Patents owned by SpinCo or its Affiliates that are filed after the Effective Date to the extent based on SpinCo Licensed Know-How.

(24)          “Sublicensee” has the meaning set forth in Section 2.3.

(25)          “Term” has the meaning set forth in Section 7.1.

(26)          “Third Party” and “Third-Party” means any Person other than RemainCo, SpinCo and their respective Affiliates.

(27)          “Third Party Infringement” means (i) any Third Party activities that constitute, or would reasonably be expected to constitute, an infringement, misappropriation or other violation of any Licensed IP, or (ii) any Third Party allegations of invalidity or unenforceability of any Licensed IP.

(28)          “Trademark License Agreement” means the Trademark License Agreement, dated as of [the date hereof], by and between Federal Express Corporation and SpinCo.

Section 1.2        References; Interpretation. Section 1.2 of the Separation Agreement shall apply to this Agreement mutatis mutandis.

ARTICLE II

GRANTS OF RIGHTS

Section 2.1        License to RemainCo Licensed IP. Subject to the terms and conditions of this Agreement, RemainCo hereby grants to SpinCo an irrevocable, perpetual (subject to Section 7.1), royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.3), non-transferable (except as provided in Section 8.2), worldwide, non-exclusive license in, to and under the RemainCo Licensed IP for any and all uses.

Section 2.2        License to SpinCo Licensed IP. Subject to the terms and conditions of this Agreement, SpinCo hereby grants, and SpinCo shall cause its Affiliates to grant, to RemainCo, an irrevocable, perpetual (subject to Section 7.1), royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.3), non-transferable (except as provided in Section 8.2), worldwide, non-exclusive license in, to and under the SpinCo Licensed IP for any and all uses.

Section 2.3        Sublicenses. Licensee may sublicense the license and rights granted to Licensee under Section 2.1 and Section 2.2 (as applicable) through multiple tiers (i) to its Affiliates (solely for so long as such Person remains an Affiliate), and (ii) to Third Parties in the ordinary course of business, to the extent solely in connection with the operation of the business of such Licensee or its Affiliates (and not for the independent use or benefit of such Third Party) (each such Affiliate or Third Party, a “Sublicensee”). Each sublicense granted under the Licensed IP shall be granted pursuant to an agreement which is consistent with and does not conflict with the terms and conditions of this Agreement. For clarity, granting a sublicense shall not relieve Licensee of any obligations hereunder and Licensee shall cause each of its Sublicensees to comply, and shall remain responsible for its Sublicensees’ compliance, with the terms hereof applicable to Licensee.

Section 2.4        Third-Party Rights. Notwithstanding anything to the contrary in this Agreement, the Parties’ rights and obligations set forth in this Agreement (including the licenses granted under Section 2.1 and Section 2.2, and the rights and obligations of the Parties under Article IV) shall be subject to the terms of any Contracts with a Third Party relating to the Licensed IP, which Contracts exist as of the Effective Date, and to which Licensor or any of its Affiliates is a party or otherwise bound. Subject to the foregoing, in the event that any license or other rights granted hereunder (i) may not be granted without the consent of or payment of a fee or other consideration to a Third Party, or (ii) will cause Licensor or any of its Affiliates to be in breach of any obligation to one or more Third Parties, the applicable licenses and other rights granted hereunder shall only be granted to the extent such consent has been obtained or such fee or other consideration has been paid (it being understood that Licensor shall have no obligation to agree to make, or make, any payments or other concessions, except to the extent expressly required under the Separation Agreement or any other Ancillary Agreement).

Section 2.5        Reservation of Rights. Except as expressly provided in the Separation Agreement or any other Ancillary Agreement, each Party reserves its and its Affiliates’ rights in and to all Intellectual Property that is not expressly licensed or otherwise granted hereunder. Without limiting the foregoing and except as expressly set forth herein, this Agreement and the licenses and rights granted herein do not, and shall not be construed to, confer any rights upon either Party, its Affiliates, or its Sublicensees by implication, estoppel, or otherwise as to any of the other Party’s or its Affiliates’ Intellectual Property.

ARTICLE III

OWNERSHIP

Section 3.1        Ownership. As between the Parties and their respective Affiliates, (i) SpinCo acknowledges and agrees that RemainCo and its Affiliates own the RemainCo Licensed IP, (ii) RemainCo acknowledges and agrees that SpinCo and its Affiliates own the SpinCo Licensed IP, and (iii) each Party acknowledges and agrees that neither Party, nor its Affiliates or its Sublicensees, will acquire any ownership rights in the Licensed IP licensed to such Party hereunder. To the extent that a Party, its Affiliates or its Sublicensees (as applicable) is assigned or otherwise obtains ownership of any right, title or interest in or to any Intellectual Property in contravention of this Section 3.1, such Party hereby assigns, and shall cause its Affiliates and Sublicensees (as applicable) to assign, to the other Party (or to such Affiliate or Third Party designated by such other Party in writing) all such right, title and interest.

ARTICLE IV

PROSECUTION, MAINTENANCE AND ENFORCEMENT

Section 4.1        Responsibility and Cooperation.

(a)       As between the Parties, Licensor shall have the sole and exclusive right (but not the obligation) to file, prosecute and maintain all Patents within the Licensed IP with respect to which such Licensor or any of its Affiliates is granting a license to Licensee hereunder, at Licensor’s sole cost and expense.

(b)       Upon the reasonable request of the Party that has the right to control filing, prosecution or maintenance of any Licensed IP in accordance with Section 4.1(a), the other Party shall provide reasonable assistance to such Party in connection with such activities (including by providing information or taking such other actions as required by applicable Law), and such requesting Party shall reimburse such other Party’s reasonable, actual out-of-pocket costs and expenses incurred in connection therewith. For clarity, neither such other Party nor any of its Affiliates shall be required by the foregoing in this Section 4.1 to take or omit to take any action that it reasonably believes violates any applicable Law.

Section 4.2        No Additional Obligations. For clarity, this Agreement shall not obligate either Party to disclose to the other Party, or maintain, register, prosecute, pay for or offer to pay for (including by offering remuneration to any inventors), enforce, defend or otherwise manage any Intellectual Property. Without limiting the foregoing, (i) neither Party nor any of its Affiliates shall have any rights to any enhancements, improvements or other modifications to the Licensed IP made by or on behalf of the other Party or its respective Affiliates (except, for clarity, any continuations-in-part that are included in the RemainCo Licensed Patents or SpinCo Licensed Patents, respectively), and (ii) nothing in this Agreement shall be construed to require any delivery of any technology, documentation or other tangible items by any Party or any of its Affiliates to any other Person or to require any support or maintenance obligations whatsoever on the part of any Party.

Section 4.3        Defense and Enforcement.

(a)       Licensor and Licensee Rights. As between the Parties, Licensor shall have the sole and exclusive right, but not the obligation, at its own cost and expense, to control enforcement or defense against any Third Party Infringement of the Licensed IP with respect to which such Licensor is granting a license to Licensee hereunder (including by bringing an Action or entering into settlement discussions).

(b)      Cooperation. If, in connection with enforcing any Licensed IP against any Third Party Infringement in accordance with Section 4.3(a), Licensor brings (or defends) an Action or enters into settlement discussions with respect thereto, Licensee shall provide reasonable assistance in connection therewith at Licensor’s reasonable request, and Licensee shall be reimbursed by Licensor for its reasonable, actual out-of-pocket costs and expenses incurred in connection therewith.

(c)       Recoveries. Any and all amounts recovered by Licensor in any Action regarding a Third Party Infringement or settlement with respect thereto shall, unless otherwise agreed (including in an agreement in connection with obtaining consent to settlement), be retained by Licensor.

(d)      Interferences, etc. Notwithstanding anything to the contrary in Section 4.1 or Section 4.2, in the event that any Third Party allegations of invalidity or unenforceability of any Patents included in the Licensed IP licensed to Licensee hereunder arise in an opposition, interference, reissue proceeding, reexamination or other patent office proceeding, this Article IV shall govern the Parties’ rights and obligations with respect thereto.

ARTICLE V

DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

Section 5.1        Disclaimer of Representations and Warranties. EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THE SEPARATION AGREEMENT, THIS AGREEMENT OR THE OTHER ANCILLARY AGREEMENTS, THE PARTIES DISCLAIM AND WAIVE ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING WITH REGARD TO QUALITY, PERFORMANCE, NON-INFRINGEMENT, NON-DILUTION, VALIDITY, COMMERCIAL UTILITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE), AND EACH PARTY ACKNOWLEDGES AND AGREES IT HAS NOT AND WILL NOT RELY ON ANY SUCH REPRESENTATIONS OR WARRANTIES EXCEPT THOSE EXPRESSLY SET FORTH IN THE SEPARATION AGREEMENT, THIS AGREEMENT OR THE OTHER ANCILLARY AGREEMENTS. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN, THE LICENSED IP IS BEING LICENSED ON AN “AS IS,” “WHERE IS” BASIS.

Section 5.2        Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT SHALL REMAINCO OR SPINCO OR THEIR RESPECTIVE AFFILIATES BE LIABLE, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, AT LAW OR IN EQUITY, FOR PUNITIVE, EXEMPLARY, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM OR RELATING TO ANY CLAIM MADE UNDER THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, NO LICENSOR SHALL BE LIABLE UNDER THIS AGREEMENT FOR ANY CLAIMS, LOSS OR DAMAGES ARISING FROM LICENSEE’S OR LICENSEE’S AFFILIATES’ OR ITS OR THEIR SUBLICENSEES’ USE OF ANY LICENSED IP UNDER THIS AGREEMENT.

Section 5.3        Limited Liability Exclusions. The limitation of Damages provided in the foregoing Section 5.2 shall not apply to: (i) Damages arising from any willful breach of this Agreement; (ii) Damages arising from willful misconduct or fraud; or (iii) Damages arising from a breach of Section 6.1.

ARTICLE VI

CONFIDENTIALITY

Section 6.1        Confidential Information. Without limitation to the Separation Agreement or any other Ancillary Agreement, each Party shall use commercially reasonable efforts, consistent with its general practices for its own similar information, to maintain in strict confidence all material non-public information of the other Party or its Affiliates that is licensed to or shared with the non-disclosing Party or its Affiliates hereunder; provided, however, that such information shall not include any information which (i) is in the public domain except through any intentional or negligent act or omission of the non-disclosing Party, (ii) can be shown by clear and convincing tangible evidence to have been in the possession of the non-disclosing Party prior to disclosure by the disclosing Party, (iii) is legally and properly provided to the non-disclosing Party without restriction by an independent Third Party that is under no obligation of confidentiality to the disclosing Party and that did not obtain such information in any illegal or improper manner or otherwise in violation of any agreement with the disclosing Party, or (iv) is independently generated by or on behalf of the non-disclosing Party without use of or reference to the disclosing Party’s information. Notwithstanding the foregoing, the Parties agree that any such information may be disclosed as required by Law or an order by a Governmental Entity or any requirements of a stock market or exchange or other regulatory body having competent jurisdiction; provided that, except where permitted by Law, the recipient will give the disclosing Party reasonable advance notice of such required disclosure, and will reasonably cooperate with the disclosing Party, in order to allow the disclosing Party an opportunity to oppose, or limit the disclosure of such information or otherwise secure confidential treatment of such information required to be disclosed; provided, further, that if disclosure is ultimately required, the recipient will furnish only that portion of such information which, based upon advice of legal counsel, the recipient is required to disclose in compliance with any such requirement.

ARTICLE VII

TERM

Section 7.1        Term. The terms of the licenses and other grants of rights (and related obligations) under this Agreement (the “Term”) shall remain in effect (i) to the extent with respect to the Patents and Copyrights licensed hereunder, on a Patent-by-Patent and Copyright-by-Copyright basis, until expiration, invalidation or abandonment of such Patent or Copyright (as applicable), and (ii) with respect to all other Licensed IP, in perpetuity.

ARTICLE VIII

MISCELLANEOUS

Section 8.1        Conflicting Agreements. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Separation Agreement or any Ancillary Agreement, this Agreement shall control with respect to the subject matter hereof.

Section 8.2        Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise, by either Party without the prior written consent of the other Party; provided that without the other Party’s consent, (i) either Party may assign or transfer this Agreement to an Affiliate; provided that such Affiliate assumes all obligations under this Agreement, and provided, further, that the assigning Party shall ensure the performance of the assignee with respect to all such obligations, and (ii) either Party, as Licensee, may assign or transfer this Agreement to a Third Party in connection with the sale, separation, divestiture, disposition or other ceasing to control, in one transaction or a series of related transactions, of the applicable portion of the assets or businesses of such Licensee and its Subsidiaries to which this Agreement relates; provided that such Third Party assumes all obligations under this Agreement. Any purported assignment or disposition in violation of this Section 8.2 shall be null and void. No assignment shall relieve the assigning Party of any of its obligations under this Agreement that accrued prior to such assignment unless agreed to by the non-assigning Party. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Either Licensor or any of its Affiliates may assign any of the Licensed IP; provided that such assignment shall be subject to the licenses granted to such Intellectual Property under this Agreement and the assignee of such Licensed IP shall be deemed to assume the applicable obligations under this Agreement automatically with respect thereto. The Parties acknowledge and agree that this Section 8.2 shall be effective as of the date of the last signature set forth below.

Section 8.3        No Third Party Beneficiaries. This Agreement (including, for clarity, the Schedules hereto) is solely for the benefit of, and is only enforceable by, the Parties and their permitted successors and assigns and should not be deemed (express or implied) to confer upon third parties any remedy, benefit, claim, liability, reimbursement, claim of Action or other right of any nature whatsoever, including any rights of employment for any specified period, in excess of those existing without reference to this Agreement.

Section 8.4        Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by a Licensor are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code regardless of the form or type of intellectual property under or to which such rights and licenses are granted and regardless of whether the intellectual property is registered in or otherwise recognized by or applicable to the United States of America or any other country or jurisdiction. The Parties agree that each Licensee will retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code.

Section 8.5        Disputes. The terms of Article VIII of the Separation Agreement shall apply with respect to any Dispute hereunder.

Section 8.6        Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed to have been properly delivered, given and received, (a) on the date of transmission if sent via email (provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 8.6 or (ii) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 8.6 (excluding “out of office” or other automated replies)), (b) when delivered, if delivered personally to the intended recipient, and (c) one (1) Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a Party at the address for such Party set forth on a schedule to be delivered by each Party to the address set forth below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.6):

To RemainCo:

FedEx Corporation

942 South Shady Grove Road

Memphis, Tennessee 38120

Attention: [****]

Email: [****]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001

Attention:	Paul T. Schnell, Esq.
Neil P. Stronski, Esq.
Samuel J. Cammer, Esq.
Email:	Paul.Schnell@skadden.com
Neil.Stronski@skadden.com
Samuel.Cammer@skadden.com

To SpinCo:

8285 Tournament Drive
Memphis, Tennessee 38125
Attention: [****]
Email: [****]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001

Attention:	Paul T. Schnell, Esq.
Neil P. Stronski, Esq.
Samuel J. Cammer, Esq.
Email:	Paul.Schnell@skadden.com
Neil.Stronski@skadden.com
Samuel.Cammer@skadden.com

Section 8.7        Miscellaneous

. Article X of the Separation Agreement (other than Sections 10.2 (Ancillary Agreements), 10.6 (Notices), 10.9 (Assignment), 10.11 (Certain Termination and Amendment Rights), 10.15 (Third Party Beneficiaries), 10.22 (Public Announcements) and 10.23 (Tax Treatment of Indemnity Payments)) shall apply to this Agreement mutatis mutandis; provided that in the event of any conflict between the provisions of Article X of the Separation Agreement and this Agreement, the provisions of this Agreement shall control.

* * * * *

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

FEDEX CORPORATION

By:
Name:
Title:
Date:

FEDERAL EXPRESS CORPORATION

By:
Name:
Title:
Date:

FEDEX DATAWORKS, INC.

By:
Name:
Title:
Date:

FEDEX FREIGHT HOLDING COMPANY, INC.

By:
Name:
Title:
Date:

[Signature Page to the Intellectual Property Cross-License Agreement]